SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 8K

                                 CURRENT REPORT

                         Date of Report: March 26, 1998

                           Commission File No. 0-15543
                        METAL RECOVERY TECHNOLOGIES INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                                      71-0628061
(State of Incorporation)                    (IRS Employee Identification No.)

   415 East 151st Street
   East Chicago, Indiana                                 46312
(Address of principle executive office)                (Zip Code)

       Registrant's telephone number, including area code: (219) 397-6261

Item 5.         Other Events

On March 19, 1998, the Corporation announced and signed a conditional contract with Zinc Investment Inc., a Geneva, Switzerland based company, to finance the upgrade of the Company's zinc recovery plant at East Chicago, Indiana. Financing will be in the form of a $3 million Zero Coupon Secured Convertible Redeemable loan which cannot be converted before January 1, 1999.

A copy of the contract is attached.

Signed

/s/

Roy Pearce
Company Secretary

                              CONDITIONAL CONTRACT
                                     BETWEEN

Zinc Investment Inc. (ZII)
P.O. Box 3602                               and
1211 Geneva 3 Switzerland

Metal Recovery Technologies Inc. (MRTI)
415 E 151st St
East Chicago, IN 46312

AGREEMENT

ZII hereby conditionally agrees to subscribe to $3,000,000 of 1999 zero coupon MRTI 1999 Secured Redeemable Convertible Loan Stock. (The Loan Stock)


CONDITIONS

1) That a new operating company be formed to be called Zinc Recovery (East Chicago) Inc. (ZRI), which will be a wholly owned subsidiary of MRTI.

2) That all of the operating assets of MRTI and MRI(US) including a license to use the MRI(US) dezincing technology, (such license to be royalty free, exclusive, and worldwide), and a license to occupy the premises at 415 E 151st St, East Chicago are transferred, free of all liens and charges, to ZRI and are used as security for the Loan Stock.

3) That the $3,000,000 raised by the Loan Stock be invested in ZRI, and will be secured by a first charge on all assets of ZRI, solely for the purpose of the engineering upgrade and bringing into production of MRTI's plant at East Chicago. Regent Trust Co. SA will act as fiduciary and will release money to ZRI upon presentation of engineering certificates over the period of the upgrade. ZRI will present ZII within seven days a detailed and timed program with relevant costs for the upgrade.

4) ZII will be entitled to two seats on the Board of ZRI. MRTI will be entitled two seats on the Board of ZRI. The Directors appointed by ZII will have the casting vote on the Board of ZRI until such time as the Loan Stock is converted or redeemed.

5)   That the Loan Stock will be redeemable at par on 31st December 1999.

6) The MRTI Loan Stock will be convertible at any time, after January 1, 1999, at the holders option, into shares of MRTI at $0.08c per share.

7) That MRTI will use its best endeavors to obtain a listing for its shares on the Frankfurt and Berlin stock exchanges.

8)   This document to be governed by the laws of the State of Indiana.

9) ZII will accept the Kilborne Engineering report as competent due diligence on the technology. Such report shall be sent and addressed to Regent Trust Co., SA.

10) MRTI will obtain a letter from its Patent Lawyers confirming the validity and status of its applications

11) MRTI will negotiate the elimination of outstanding performance shares and convertible redeemable preference shares on terms that shall not result in excessive dilution of MRTI's share capital and on terms satisfactory to ZII.

12) MRTI will complete the preparation of all legal documents, in particular the Loan Stock Trust Document and Security Documentation.

13) ZII will appoint Regent Trust Co. SA of PO Box 1211 Geneva 3, Switzerland as trustee of the Loan Stock and Fiduciary for ZII.


COMPLETION

Unless otherwise agreed by the parties in writing completion of all of the above matters scheduled for March 31, 1998.

Signed for                                      Signed for
Zinc Investments Inc.                           Metal Recovery Technologies Inc.



/s/ I Tickler                                   /s/ M S Lucas
-------------------------                       -------------------------
Director                                        Director